Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-260895) of Mersana Therapeutics, Inc. and in the related Prospectus,
(2)Registration Statement (Form S-3 No. 333-238140) of Mersana Therapeutics, Inc. and in the related Prospectus,
(3)Registration Statement (Form S-8 No. 333-263085) pertaining to the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan, the Mersana Therapeutics, Inc. 2022 Inducement Stock Incentive Plan, and certain inducement stock option awards,
(4)Registration Statement (Form S-8 No. 333-255975) pertaining to the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan, and certain inducement stock option awards,
(5)Registration Statement (Form S-8 No. 333-236775) pertaining to the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan and the Mersana Therapeutics, Inc. 2017 Employee Stock Purchase Plan,
(6)Registration Statement (Form S-8 No. 333-230159) pertaining to the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan and the Mersana Therapeutics, Inc. 2017 Employee Stock Purchase Plan,
(7)Registration Statement (Form S-8 No. 333-222845) pertaining to the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan, and
(8)Registration Statement (Form S-8 No. 333-219388) pertaining to the Mersana Therapeutics, Inc. 2007 Stock Incentive Plan, as amended, the Mersana Therapeutics, Inc. 2017 Stock Incentive Plan and the Mersana Therapeutics, Inc. 2017 Employee Stock Purchase Plan;

of our report dated February 28, 2023, with respect to the consolidated financial statements of Mersana Therapeutics, Inc. included in this Annual Report (Form 10-K) of Mersana Therapeutics, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 28, 2023